EXHIBIT 5.1

               [Letterhead of Vorys, Sater, Seymour and Pease LLP]



                                  March 7, 2003



Board of Directors
Peoples Bancorp Inc.
138 Putnam Street
P.O. Box 738 Marietta, Ohio 45750

                  Re:      Registration Statement on Form S-4

Members of the Board:

         We have acted as counsel to Peoples Bancorp Inc., an Ohio corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Corporation on the date hereof under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission relating to the issuance of up to 609,348 common shares, without par value (the "Shares"), of the Corporation in connection with the consummation of the merger transaction contemplated by the Agreement and Plan of Merger, dated as of November 29, 2002, between the Corporation and Kentucky Bancshares Incorporated, a Kentucky corporation ("KBI"), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 6, 2003 (the "Merger Agreement").

         In connection with the preparation of this opinion, we have examined and are familiar with each of the following:

                  1. the Amended Articles of Incorporation and the Regulations of the Corporation, each as currently in effect;

                  2. the Registration Statement;

                  3. the Merger Agreement;

                  4. the resolutions adopted by the Board of Directors of the Corporation relating to the issuance of the Shares and approving the Merger Agreement; and

                  5. such other documents and records of the Corporation and such statutes, regulations and other instructions as in our judgment are necessary or advisable to enable us to render the opinions herein.

         In our examinations and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; (c) that, with respect to documents executed by parties other than the Corporation, those parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that those documents were duly authorized by all requisite action, corporate or otherwise, of those parties, that those documents were duly executed and delivered by those parties and that those documents are the valid and binding agreements of those parties; and (d) that the Merger Agreement has been duly authorized, executed and delivered by KBI and constitutes the valid and binding obligation of KBI enforceable against KBI in accordance with its terms. As to the facts material to our opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation.

         Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Corporation and when the Registration Statement becomes effective under the 1933 Act and the Shares covered by the Registration Statement have been issued in accordance with the terms and conditions of the Merger Agreement, such Shares will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of Ohio and do not purport to have expertise in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America. Accordingly, our opinion is limited to the laws of the State of Ohio and the laws of the United States of America.

         This opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement (and the Proxy Statement/Prospectus included in the Registration Statement) and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

                              /s/ VORYS, SATER, SEYMOUR AND PEASE LLP

                                  Vorys, Sater, Seymour and Pease LLP